As filed with the Securities and Exchange Commission on June 4, 1996
      Registration No. 33-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             CAIRN ENERGY USA, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware                            23-2169839
                    (State or other jurisdiction of            (I.R.S. Employer
                    incorporation or organization)           Identification No.)

                    8235 Douglas Avenue, Suite 1221
                             Dallas, Texas                    75225
               (Address of principal executive offices)     (Zip Code)



                  CAIRN ENERGY USA, INC. 1993 STOCK OPTION PLAN
             CAIRN ENERGY USA, INC. 1993 DIRECTORS STOCK OPTION PLAN
                            (Full title of the plans)



    Michael R. Gilbert                                     Copy to:
       President                                      Mark D. Wigder, Esq.
   Cairn Energy USA, Inc.                              Jenkens & Gilchrist,
 8235 Douglas Avenue, Suite 1221                 A Professional Corporation
   Dallas, Texas  75225                          1445 Ross Avenue, Suite 3200
       (214) 369-0316                                 Dallas, Texas  75202
(Name, address and telephone number
 including area code of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed                 Proposed
                                                 Amount                  Maximum                  Maximum                Amount of
             Title of Class of                   to be                Offering Price             Aggregate              Registration
        Securities to be Registered          Registered(1)           per Share(2)(3)        Offering Price(2)(3)           Fee(3)
Common Stock, $0.01 par value per share      870,000 Shares            $10,222,500                 $11.75                  $3,525
============================================  ========================  ====================== ==========================  ======


     (1) The securities to be registered include 750,000 shares reserved for issuance under the Cairn Energy USA, Inc. 1993 Stock Option Plan and 120,000 shares reserved for issuance under the Cairn Energy USA, Inc. 1993 Directors Stock Option Plan (collectively, the "Plans").
     (2) Estimated solely for the purpose of calculating the registration fee.
     (3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plans is based on 870,000 shares of Common Stock reserved for issuance under the Plans but not subject to outstanding stock options.

                                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

                                                      PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The  Corporation   hereby   incorporates  by  reference  the   Registration
Statement, as amended, on Form S-8 relating to the Cairn Energy USA, Inc. 1993 Stock Option Plan, Registration Number 33-77102. Item 8. Exhibits

         Each of the following exhibits is filed herewith:

     4.3+ Amendment No. 3 to Cairn Energy USA, Inc. 1993 Stock Option Plan, as amended.

     4.4+ Form of Incentive Stock Option Agreement under the Cairn Energy USA, Inc. 1993 Stock Option Plan.

     4.5+ Form of Nonstatutory Stock Option Agreement under the Cairn Energy USA, Inc. 1993 Stock Option Plan.

     5.1 Opinion of Jenkens & Gilchrist, a Professional Corporation.
     23.1 Consent of Ernst & Young.
     23.2 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as exhibit 5.1 hereto).

     23.3 Consent of Ryder Scott Company.

________________________
     + Stock option plan, management contract or compensatory arrangement.


- --------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8. CORPDAL:47942.1 15467-00006

                                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on June 3, 1996.

                                                 CAIRN ENERGY USA, INC.


                                                 By:    /s/ Michael R. Gilbert
                                                        Michael R. Gilbert,
                                                        President and
                                                        Chief Executive Officer


                                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael R. Gilbert and J. Munro M. Sutherland, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits, thereto, and all document sin connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                        Office                                          Date
/s/ Michael R. Gilbert                           President and Chief Executive                   June 3, 1996
Michael R. Gilbert                               Officer and Director (Principal
                                                 Executive Officer)
/s/ J. Munro M. Sutherland                       Senior Vice President, Chief                    June 3, 1996
J. Munro M. Sutherland                           Financial Officer, Treasurer and
                                                 Director (Principal Financial and
                                                 Accounting Officer)
/s/ Robert P. Murphy                             Vice President - Exploration and                June 3, 1996
Robert P. Murphy                                 Director
/s/ John C. Halsted                              Director                                        June 3, 1996
John C. Halsted


CORPDAL:47942.1  15467-00006


Signature                                                        Office                                    Date
/s/ R. Daniel Robins                             Director                                        June 3, 1996
R. Daniel Robins
/s/ Jack O. Nutter, II                           Director                                        June 3, 1996
Jack O. Nutter, II
/s/ James M. Alexander                           Director                                        June 3, 1996
James M. Alexander
/s/ Thomas R. Hix                                Director                                        June 3, 1996
Thomas R. Hix


CORPDAL:47942.1  15467-00006

                                                 INDEX TO EXHIBITS


      Exhibit     Description of Exhibit

     4.3+ Amendment No. 3 to Cairn Energy USA, Inc. 1993 Stock Option Plan, as amended.
     4.4+ Form of Incentive Stock Option Agreement under the Cairn Energy USA, Inc. 1993 Stock Option Plan.

     4.5+ Form of Nonstatutory Stock Option Agreement under the Cairn Energy USA, Inc. 1993 Stock Option Plan.

     5.1 Opinion of Jenkens & Gilchrist, a Professional Corporation.

     23.1 Consent of Ernst & Young.

     23.2 Consent of Ryder Scott Company.

     23.3 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as exhibit 5.1 hereto).

CORPDAL:47942.1  15467-00006